STATE OF MICHIGAN
                         MICHIGAN DEPARTMENT OF TREASURY
                              CORPORATION DIVISION
                                LANSING, MICHIGAN



                DO NOT WRITE IN SPACE BELOW -- FOR DEPARTMENT USE

   Date Received:     Compared by:

    JAN 27 1969

                                                This is to certify this
                     Date:                      document to be a true copy
                                                of the original on file in this
                                                office.
                                                            FILED
                                                         JAN 29 1969
                     Examiner:                  /s/ Allison Grun
                                                         STATE TREASURER
                                                Michigan Department of
                                                Treasury






                            ARTICLES OF INCORPORATION

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows:

                                   ARTICLE I.

The name of the corporation is ADVANCE MEDICAL & RESEARCH CENTER, INC.

                                   ARTICLE II.

The purpose or purposes for which the corporation is formed are as follows:

To conduct, operate, own, manage and generally carry on the business of medical, clinical and research laboratories within the State of Michigan, and to acquire, lease, own and convey and dispose of real or personal property used in the operation of said business.







In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.

                                  ARTICLE III.

Location of the first registered office is:

        1509 S. Telegraph     Pontiac      Oakland       Michigan   48053


Post office address of the first registered office is:

        1509 S. Telegraph     Pontiac                    Michigan   48053



                                   ARTICLE IV.

The name of the first resident agent is   Robert L. Moloney

                                   ARTICLE V.

                      The total authorized capital stock is

                  Preferred shs. NONE    Par Value $    NONE

(1)                                                              per share

                  Common shs.    50,000  Par Value $    1.00


                                             Book Value $
                                                                 per share

                  Preferred      none        Price fixed for sale

and/or shs. of (2)                  no par value
                  Common                     Book Value $
                                                                 per share

                                             Price fixed for sale $

     (3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

     All shares of stock shall have the same powers, preferences and rights.



                                   ARTICLE VI.

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows: (Statute requires one or more incorporators)



Name   Residence or Business Address                Number of Shares


                                         Par Stock            Non-Par Stock

                                         Common  Preferred  Common  Preferred

Robert L. Moloney

      1509 S. Telegraph Pontiac, Mich.   18,000



                                  ARTICLE VII.

The names and addresses of the first board of directors are as follows:
(Statute requires at least three directors)

       Name                      Residence or Business Address

Robert L. Moloney            1509 S. Telegraph, Pontiac, Michigan

Richard E. Arnold            1940 Welbeck, Union Lake, Michigan

Aldoph H. Magnus, Jr.        879 Foxhall Rd. Bloomfield Hills, Michigan


                                  ARTICLE VIII.

The term of the corporate existence is perpetual.

(If term is for a limited number of years, then state the number of years instead of perpetual)

                                   ARTICLE IX.

OPTIONAL          (Please delete Article IX if not applicable)

Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders, to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on this corporation.

                                   ARTICLE X.

      (Here insert any desired additional provisions authorized by the Act)


          This corporation is organized with plan to qualify under Sec.
          1244, Sub-Chapter P - Capital Gains & Losses, and under Secs. 1372, 1373 and 1374, Sub-Chapter S - Election of Certain Small Business Corporations as to Taxable Status, of amendments to Internal Revenue Code of 1954.


We, the incorporators, sign our names this  23rd day of January   19   69.

   (All parties appearing under Article VI are required to sign in this space)


        /s/ Robert L. Moloney
        ---------------------
         Robert L. Moloney







STATE OF MICHIGAN }       (One or more of the parties signing must acknowledge
                  }    ss.                before the Notary)
COUNTY OF OAKLAND }

On this  23rd day of January  1969,
before me personally appeared Robert L. Moloney


to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.


                              (Signature of Notary)

                              /s/ Sheila Steinhoff
           ----------------------------------------------------------------
                          (Print or type name  of Notary)

           Notary Public for  Oakland County,
           State of Michigan.

           My commisison expires    3/8/70
            (Notarial seal required if acknowledgment taken out of State)

                                STATE OF MICHIGAN
                         MICHIGAN DEPARTMENT OF TREASURY
                              CORPORATION DIVISION
                                LANSING, MICHIGAN


                 NOTE                      DO NOT WRITE IN SPACE BELOW --
                                           FOR DEPARTMENT USE

Mail ONE signed and acknowledged copy to   Date Received:

   Michigan Department of Treasury          DEC-9 1969
        Corporation Division
            P.O. Drawer C
      Lansing, Michigan  48904
          Filing Fee $5.00
        (Make fee payable to
         State of Michigan)


This is to certify this document to be a
true copy of the original on file in this
office.
             FILED
             DEC 11 1969
/s/ Allison Grun
                      STATE TREASURER
MICHIGAN DEPARTMENT OF TREASURY



                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

                     Advance Medical & Research Center, Inc.

a Michigan corporation, whose registered office is located at 1509 South Telegraph
 Pontiac  Oakland  Michigan 48053 certifies pursuant to the

provisions of Section 43 of Act No. 327 of the Public Acts of 1931, as amended, that at a meeting of the Shareholders of said corporation called for the purpose of amending the articles of incorporation, and held on the 7th day of November 1969 it was resolved by the unanimous vote of each class entitled to vote and of each class whose rights, privileges or preferences are changed, that Article No. V of the Articles of Incorporation is amended to read as follows, viz.:

                                   ARTICLE V.
    (Any article being amended is required to be set forth in its entirety.)

The total authorized capital stock is:
     (1)   50,000 Shares of $1.00 par value common stock
     (2) 500 Shares of $100.00 par value Class A 7% Cumulative  Preferred Shares
     (3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:
     The Common stock is fully paid, non-assessable, voting stock, without pre-emptive rights.
     The Class A 7% Cumulative Preferred stock shall be entitled to a cumulative dividend of $7.00 per share accruing as of November 1, of each year as to each share issued and outstanding on that date and subject to payment form the earned surplus of the corporation at such times as declared by the Board of Directors; it shall be entitled and limited to preferential payment on liquidation of an amount equal to its par value prior to any liquidation payments upon the issued and outstanding common stock; it shall be non-voting; it shall be subject to call by the corporation at any time prior to November 1, 1979, and to redemption at the shareholders option on or after November 1, 1979, at a call or redemption price of $110.00 per share plus any accrued and unpaid dividends; it shall be convertible on a dollar for dollar basis into any future common stock issue which may be offered to the public while such preferred stock is outstanding, provided that such conversion rights shall terminate thirty days after written notice to the stockholder of the availability of the public issue for conversion.


NOTE:  Sec. 43. amended by Act 155, P.A. 1953, provides:

     ". . . That any amendment which impairs the preemptive right of the holders of shares of any class of capital stock entitled to such right shall be approved by the vote of the holders of 2/3 of the shares of each such class . . . . "

Signed on December 6, 1969.

Affix Corporate Seal Here
                                   ADVANCE MEDICAL & RESEARCH CENTER, INC.
                                             (Corporate Name)

                                   By /s/ Robert L. Moloney
                                      ----------------------------------
                                      (President or Vice-President)
                                      Robert L. Moloney

                                      /s/ James L. Howlet
                                      ----------------------------------
                                      (Secretary or Assistant Secretary)
                                       James L. Howlett


STATE OF MICHIGAN

COUNTY OF OAKLAND } SS

     On this 6 day of December, 1969, before me appeared


           Robert L. Moloney

to me personally known, who, being by me duly sworn, did say that he is the president or of Advance Medical & Research Center, Inc.,

which executed the foregoing instrument, and that* [the seal affixed to said instrument is the corporate seal of said corporation, and that] said instrument was signed* [and sealed] in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.


*If corporation has no seal strike out the words in brackets and add at end of acknowledgment the following: "and that said corporation has no corporate seal".

              /s/ Norma M. Anderson
              ---------------------
               Norma M. Anderson

   Notary Public for Oakland County
   State of Michigan

   My Commisison expires May 13, 1972
      (Notarial seal required if
       acknowledgment taken out
             of State)

                       (For Use By Domestic Corporations)

                         CERTIFICATE OF AMENDMENT TO THE

                          ARTICLES OF INCORPORAITON OF


                     ADVANCE MEDICAL & RESEARCH CENTER, INC.
                              (Name of Corporation)


         The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to
             the provisions of Section 631, Act 284, Public Acts of
                                      1972:




1.   The name of the corporation is Advance Medical & Research Center, Inc.


The location of the registered office is

   1270 Doris Road Pontiac, Michigan 48057


2. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation in accordance with Subsection

(2) of Section 611, Act 284, Public Acts of 1972, on the 19th day of May, 1978:

     Resolved, that Article V of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its entirety.)


The total authorized capital stock is:

          (1)  50,000 shares of $1.00 par value common stock.

3. The necessary number of shares as required by statute were voted in favor of the amendment.

Dated this 31st day of May, 1978.



                                       ADVANCE MEDICAL & RESEARCH CENTER, INC.


                                       By /s/ Robert L. Moloney, President
                                          ------------------------------------
                                          Robert L. Moloney, President

--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
Date Received                                        (FOR BUREAU USE ONLY)

DEC 15 1995                                                  FILED

                                                          DEC 15 1995

                                                         Administrator
                                                MICHIGAN DEPARTMENT OF COMMERCE
                                                Corporation & Securities Bureau
Name

Address

City
                                                EFFECTIVE DATE:
--------------------------------------------------------------------------------
Document will be returned to the name and address you enter above


            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporations
           (Please read information and instructions on the last page)


     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

--------------------------------------------------------------------------------

1.   The present name of the corporation is:  ADVANCE MEDICAL & RESEARCH
                                              CENTER, INC.

2.   The identification number assigned by the Bureau is:      179-214

3.   The location of the registered office is:  The Corporation Company

30600 Telegraph Road, Bingham Farms, Michigan              48025
-----------------------------------          -----------------------------------
(Street Address)            (City)                       (Zip Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

"The name of the corporation is Corning Clinical Laboratories Inc."

--------------------------------------------------------------------------------

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

     a.    |_|    The foregoing amendment to the Articles of Incorporation was
                  adopted on the day of            , 19   , in accordance with
                  the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors of Trustees.

                           Signed this             day of  , 19   .


               --------------------                        --------------------
                   (Signature)                                  (Signature)

               --------------------                        --------------------
               (Type or Print Name)                        (Type or Print Name)

               --------------------                        --------------------
                  (Signature)                                  (Signature)

               --------------------                        --------------------
                (Type or Print Name)                       (Type or Print Name)

     b.    |_|    The foregoing amendment to the Articles of Incorporation was duly adopted on the 25th day of November, 1995. The amendment:
                  (check one of the following)

                  |_| was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

                  |_| was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

                  |_| was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
                       Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

                  |X| was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                          Signed this 28 day of December, 1995

                          By____________________________________________________
                               (Only Signature of President Vice-President,
                                     Chairperson, or Vice-Chairperson)

                                 Raymond C. Marier           Vice President
                            ----------------------------------------------------
                                (Type or Print Name)      (Type or Print Name)

                              CERTIFICATE OF MERGER
                                       OF
                          METPATH SERVICES CORPORATION
                              AND METPATH TPA, INC.
                                      INTO
                       CORNING CLINICAL LABORATORIES INC.
                            (a Michigan corporation)

                                   ----------


To the Administrator
Michigan Department of Commerce
Corporation and Securities Bureau
Corporate Division
State of Michigan

     Pursuant to the provisions of the Business Corporation Act of the State of Michigan, Act 284 P. A. 1972, it is hereby certified that:

     1. Annexed hereto and made a part hereof is the Plan of Merger for merging MetPath Services Corporation ("MSC") and MetPath TPA, Inc. ("TPA"), each a Michigan business corporation, with and into Corning Clinical Laboratories Inc. ("CCL"), a Michigan business corporation.

     2. The Plan of Merger has been adopted by the Board of Directors of MSC and TPA in accordance with Section 701 of the Business Corporation Act and has been approved by the shareholders of MSC and TPA entitled to vote thereon in accordance with Section 703a of the Business Corporation Act, except that all of the shareholders entitled to vote dispensed with the holding of the meeting of shareholders otherwise prescribed by Section 703a of the Business Corporation Act and approved the Plan of Merger by a consent in writing signed by all of them without any such meeting.

        The Plan of Merger has been adopted by the Board of Directors of CCL in accordance with Section 701 of the Business Corporation Act. No approval by the shareholders of CCL was required under Section 703a of the Business Corporation Act or by the Articles of Incorporation of CCL.

     3. The number of outstanding shares of MSC is 1,000, all of which are of one class and are common shares. The number of outstanding shares of TPA is 1,000, all of which are of one class and are common shares. The number of outstanding shares of CCL is 22,000, all of which are of one class and common shares.

     4. The Plan of Merger does not amend the Articles of Incorporation of CCL.

     5. The Plan of Merger will be furnished by CCL, on request and without cost, to any shareholder of CCL, TPA or MSC.

     6. The effective date is: August 31, 1996 at 11:59 p.m. Executed as of June 30, 1996.

                                       CORNING CLINICAL LABORATORIES INC. (MI)



                                       By: /s/ Kenneth Roe
                                          -------------------------------------
                                             Kenneth Roe
                                             President


                                       METPATH SERVICES CORPORATION



                                       By:  /s/ Kenneth Roe
                                          -------------------------------------
                                             Kenneth Roe
                                             President


                                       METPATH TPA, INC.



                                       By:  /s/ Douglas VanOort
                                          -------------------------------------
                                             Douglas VanOort
                                             Vice President

                                 PLAN OF MERGER
                                       OF
                          METPATH SERVICES CORPORATION
                              AND METPATH TPA, INC.
                                      INTO
                       CORNING CLINICAL LABORATORIES INC.
                            (a Michigan corporation)

     PLAN OF MERGER adopted as of June 30, 1996 by Corning Clinical Laboratories Inc. ("CCL"), a business corporation of the State of Michigan, and by resolution of its Board of Directors on said date, and adopted on June 30, 1996 by MetPath Services Corporation ("MSC") and MetPath TPA, Inc. ("TPA"), each of which is a business corporation of the State of Michigan, and by resolution of its Board of Directors on said date.

1. The Merger. MSC, TPA and CCL shall, pursuant to the provisions of the Business Corporation Act of the State of Michigan ("BCA"), be merged with and into a single corporation, to wit, CCL, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "Surviving Corporation," and which shall continue to exist as said Surviving Corporation under the provisions of the BCA. The separate corporate existence of MSC and TPA shall cease upon said effective date of the merger.

2. Effective Time. The Merger shall become effective (the "Effective Time") at 11:59 p.m. on August 31, 1996 or, if later, upon the filing of the Certificate of Merger with the Secretary of State of Michigan in accordance with the BCA.

3. Outstanding Shares. The number of outstanding shares of MSC is 1,000, all of which are of one class and are common shares, and all of which are entitled to vote. The number of outstanding shares of TPA is 1,000, all of which are of one class and are common shares, and all of which are entitled to vote.

     The number of outstanding shares of CCL is 22,000, all of which are of one class and are common shares, and all of which are entitled to vote.

4. Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of CCL as in effect immediately prior to the Effective Time shall, until thereafter and further amended as provided therein and under the BCA, be the Articles of Incorporation of the surviving corporation.

5. By-Laws of the Surviving Corporation. The By-Laws of CCL as in effect immediately prior to the Effective Time, shall, until thereafter and further amended as provided therein and under the BCA, be the By-Laws of the Surviving Corporation.

6. Directors of the Surviving Corporation. The Directors of the Surviving Corporation shall be the Directors of CCL immediately prior to the Effective Time, until their respective successors are duly elected and qualified.

7. Officers of the Surviving Corporation. The Officers of the Surviving Corporation shall be the Officers of CCL immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

8. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

        (i) Each share of common stock of CCL issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall thereafter evidence one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (ii) Each outstanding share of Common Stock of MSC and TPA issued and outstanding immediately prior to the Effective Time shall be canceled without consideration.

9. Rights and Liabilities of the Surviving Corporation. At and after the Effective Time, the Surviving Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchise, both public and private, and all of the property, real, personal, and mixed, of each of MSC, TPA and CCL; all debts due to MSC and TPA shall be vested in the Surviving Corporation; all claims, demands, property rights, privileges, powers and franchises and every other interest of MSC and TPA shall be effectively the property of the Surviving Corporation as they were of MSC and TPA; the title to any real estate vested by deed or otherwise in MSC and TPA shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation, all rights of creditors and all liens upon any property of MSC and TPA shall be preserved unimpaired, limited to the property affected by such lien at the Effective Time of the Merger; and all debts, liabilities, and duties of MSC and TPA shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

10. Submission to Shareholders of MSC and TPA. This Plan of Merger shall be submitted to the shareholders of MSC and TPA for their approval or rejection in the manner prescribed by the BCA. This Plan of Merger is not required to be submitted to the shareholders CCL for their approval.

11. Abandonment of Merger. This Plan of Merger may be terminated and abandoned by joint action of the Board of Directors of CCL, MSC and TPA at any time prior to Effective Time.

12. Further Actions. The proper officers of CCL, MSC and TPA are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the Merger.